EXHIBIT 5.1

                                November 25, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

            Re: Allstar Services, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Allstar Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 617,500 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). In such capacity, we have examined the certificate of incorporation, as amended, the bylaws, and corporate proceedings of the Company, and based on such examination and having regard for applicable legal principles, it is our opinion the Shares to be offered and sold pursuant to the Registration Statement will be validly issued, fully-paid and nonassessable outstanding shares of Common Stock.

      We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                    Very truly yours,

                                /s/ Porter & Hegdes, L.L.P.

                                    PORTER & HEDGES, L.L.P.